Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

     In connection with the quarterly report of Medicis Pharmaceutical Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), Jonah Shacknai, Chief Executive Officer of the Company, and Mark A. Prygocki, Sr., Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in that Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ JONAH SHACKNAI

Jonah Shacknai
Chairman of the Board and
Chief Executive Officer
May 12, 2004

/s/ MARK A. PRYGOCKI, SR.

Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer,
Corporate Secretary and Treasurer
May 12, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.